UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under §.240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

On August 18, 2014, Five Star Quality Care, Inc. issued the following press release with respect to the 2014 Annual Meeting of Stockholders:

*****

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Intention to Adjourn 2014 Annual Meeting of Stockholders to September 30, 2014

Record Date is July 14, 2014

Newton, MA (August 18, 2014):  Five Star Quality Care, Inc. (NYSE: FVE) today announced that it intends to adjourn its 2014 Annual Meeting of Stockholders shortly after the meeting convenes on August 21, 2014, to September 30, 2014, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, at 9:30 a.m., local time.  The meeting will be adjourned to allow for the completion and distribution of Five Star’s Annual Report on Form 10-K for the year ended December 31, 2013.  As previously announced, the 2013 Annual Report was delayed following the restatement of Five Star’s financial results for 2011, 2012 and the first and second quarters of 2013.  The restatements were completed on April 15, 2014.  Since that time, Five Star has been working to file its 2013 Annual Report and expects to mail a proxy statement for the 2014 Annual Meeting of Stockholders, together with a proxy card and its 2013 Annual Report, to all stockholders as of the record date for the Annual Meeting shortly after its 2013 Annual Report is completed.  The record date for determination of stockholders entitled to vote at the adjourned 2014 Annual Meeting of Stockholders is July 14, 2014.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS, EXPECTATIONS, AND INFORMATION BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN

OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME BEYOND FIVE STAR’S CONTROL.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT FIVE STAR INTENDS TO ADJOURN ITS 2014 ANNUAL MEETING OF STOCKHOLDERS TO SEPTEMBER 30, 2014, IN ORDER TO ALLOW FOR THE COMPLETION OF ITS 2013 ANNUAL REPORT AND THAT IT IS WORKING TO FILE THAT REPORT.  THESE STATEMENTS MAY IMPLY THAT FIVE STAR WILL SOON COMPLETE ITS 2013 ANNUAL REPORT.  HOWEVER, FIVE STAR MAY BE FURTHER DELAYED IN COMPLETING ITS 2013 ANNUAL REPORT AND MAY DECIDE TO FURTHER ADJOURN ITS 2014 ANNUAL MEETING OF STOCKHOLDERS.

FOR THESE REASONS, AMONG OTHERS, INVESTORS IN FIVE STAR’S SECURITIES SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, FIVE STAR DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF CHANGED CIRCUMSTANCES, NEW INFORMATION WHICH MAY COME TO FIVE STAR’S ATTENTION OR OTHERWISE.

ADDITIONAL INFORMATION REGARDING THE SOLICITATION

Five Star, its directors and officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with Five Star’s 2014 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT FIVE STAR WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the proxy statement for Five Star’s 2013 Annual Meeting filed with the SEC and will be set forth in the proxy statement for the 2014 Annual Meeting to be filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the proxy statement and any other documents to be filed by Five Star with the SEC in connection with the Annual Meeting of Stockholders at the SEC’s website, http://www.sec.gov, at Five Star’s website, http://www.fivestarseniorliving.com, or by requesting materials from Five Star by mail. Requests by mail should be directed to Five Star’s Investor Relations Department at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(end)